Exhibit 10.1

AMENDMENT NO. 1

TO

SERVICES AGREEMENT

THIS AMENDMENT NO.1 TO SERVICES AGREEMENT made effective the 3rd day of November, 2017 (this  “Amendment”), by and among USA Compression Partners, LP, a Delaware limited partnership (the “Partnership”), USA Compression GP, LLC, a Delaware limited liability company (the “General Partner” and, together with the Partnership, the “USAC Entities”), and USA Compression Management Services, LLC, a Delaware limited liability company (“USAC Management”).

WHEREAS, the parties entered into that certain Services Agreement among them effective as of January 1, 2013 (the “Original Services Agreement”)

WHEREAS, the parties desire to amend the Original Services Agreement in accordance with the terms set forth herein (with capitalized terms used herein but not defined herein having the meanings given them in the Original Services Agreement);

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (each, a “Party” and together, the “Parties”) agree as follows:

1.Amendment to Section 7.1.  Section 7.1 of the Original Services Agreement is hereby amended and restated in its entirety to read as follows:

“Section 7.1 Term and Termination.  The term of this Agreement shall extend through December 31, 2022 unless terminated:

(a)    by the Board upon 120 days’ written notice for any reason in its sole discretion; or

(b)    by USAC Management upon 120 days’ written notice if:

(i)    there is a Change of Control of any USAC Entity;

(ii)   the USAC Entities breach this Agreement in any material respect following 30 days’ written notice detailing the breach (which breach remains uncured after such period);

(iii)   a receiver is appointed for all or substantially all of the property of any USAC Entity;

(iv)   an order is made to wind up any USAC Entity;

(v)    a final judgment, order or decree that materially and adversely affects the ability of any USAC Entity to perform under this Agreement shall have been obtained or entered against such USAC Entity, and such judgment, order or decree shall not have been vacated, discharged or stayed; or

(vi)   any USAC Entity makes a general assignment for the benefit of its creditors, files a petition in bankruptcy or for liquidation, is adjudged insolvent or bankrupt, commences any proceeding for a reorganization or arrangement of debts, dissolution or liquidation under any law or statute or of any jurisdiction applicable thereto or if any such proceeding shall be commenced.”

2.No Other Changes.  Except as expressly modified and amended herein, the terms of the Original Services Agreement are hereby ratified and confirmed in all respects.

3.Severability.  If any provision herein is held to be void or unenforceable, the validity and enforceability of the remaining provisions herein shall remain unaffected and enforceable.

4.Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement by their duly authorized signatories with effect on the date first above written.

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC

By:	/s/ Matthew C. Liuzzi
Name: Matthew C. Liuzzi
Title: Vice President and CFO

USA COMPRESSION GP, LLC

By:	/s/ Matthew C. Liuzzi
Name: Matthew C. Liuzzi
Title: Vice President and CFO

USA COMPRESSION MANAGEMENT SERVICES, LLC

By:	/s/ Christopher W. Porter
Name: Christopher W. Porter
Title: Vice President and Secretary

[Signature Page to Services Agreement]